                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                  FORM 8-K/A-1

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 15, 1998



                         UNITED STATES EXPLORATION, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                           COMMISSION FILE NO. 1-13513




                 Colorado                                        84-1120323
----------------------------------------------               ------------------
(STATE OR OTHER JURISDICTION OF INCORPORATION)                (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)


            1560 Broadway, Suite 1900
                 Denver, Colorado                            80202
   ----------------------------------------                ----------
   (Address of principal executive officer)                (Zip Code)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (303) 863-3550





(Former name or former address, if changed since last report): N/A

This report amends the Registrant's Current Report dated May 15, 1998 and filed May 29, 1998, by adding the financial statements, pro forma information and exhibits set forth in Item 7 below.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (a) Financial Statements of businesses acquired. Set forth below.

                                                                        Page
                                                                        ----
Statements of Combined Oil and Gas Revenues and Direct Operating         3
Expenses for Certain Oil and Gas Properties Acquired from Union
Pacific Resources Company for the Years Ended December 31, 1997 and 1996 and the three months ended March 31, 1998 (unaudited)

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
United States Exploration, Inc.

We have audited the accompanying statements of combined oil and gas revenues and direct operating expenses for certain oil and gas producing properties acquired from Union Pacific Resources Company by United States Exploration, Inc. (the Company) for the years ended December 31, 1997 and 1996. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the accompanying statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the accompanying statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the revenues and expenses of certain oil and gas producing properties acquired from Union Pacific Resources Company.

In our opinion, the statements referred to above present fairly, in all material respects, the operating revenues and direct operating expenses of certain oil and gas producing properties acquired from Union Pacific Resources Company by the Company for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

                                                  /s/ Ernst & Young LLP



Fort Worth, Texas
July 9, 1998

                    CERTAIN OIL AND GAS PRODUCING PROPERTIES
                 ACQUIRED FROM UNION PACIFIC RESOURCES COMPANY
                       BY UNITED STATES EXPLORATION, INC.
                   STATEMENTS OF COMBINED OIL AND GAS REVENUES
                          AND DIRECT OPERATING EXPENSES


                                                              YEAR ENDED
                                                             DECEMBER 31,                   THREE MONTHS
                                                  ------------------------------------          ENDED
                                                        1997              1996            MARCH 31, 1998
                                                  ----------------- ------------------ ----------------------
                                                                                            (Unaudited)
Revenues:
    Crude and condensate sales                        $   2,302,989     $   2,382,928            $   987,805
    Natural gas sales                                     4,334,990         2,506,255                634,178
                                                  ----------------- ------------------ ----------------------
                                                          6,637,979         4,889,183              1,621,983

Direct operating expenses:
    Lease operating expenses                              2,190,151         2,110,706                496,725
    Production and property taxes                           274,832           263,083                 89,410
                                                  ----------------- ------------------ ----------------------
                                                          2,464,983         2,373,789                586,135
                                                  ----------------- ------------------ ----------------------
Oil and gas revenues in excess of direct
    operating expenses                                $   4,172,996     $   2,515,394          $   1,035,848
                                                  ================= ================== ======================

See accompanying notes.

                         CERTAIN OIL AND GAS PROPERTIES
                                  ACQUIRED FROM
                        UNION PACIFIC RESOURCES COMPANY
                       BY UNITED STATES EXPLORATION, INC.
              NOTES TO STATEMENTS OF COMBINED OIL AND GAS REVENUES
                          AND DIRECT OPERATING EXPENSES

NOTE A - BASIS OF PRESENTATION

On May 15, 1998, United States Exploration, Inc. (the "Company") completed the acquisition of certain oil and gas producing properties (the "UPR Properties") located in the Wattenberg area of the Denver-Julesburg Basin in northeastern Colorado from Union Pacific Resources Company ("UPR"), a subsidiary of Union Pacific Resources Group, Inc.

The oil and gas revenues and direct operating expenses presented herein relate only to the interests in the certain oil and gas producing properties acquired by the Company from UPR and do not represent all of the costs of oil and gas operations of UPR nor the entirety of the costs of oil and gas operations of the interests purchased. Direct operating expenses include the actual costs of maintaining the producing properties and their production, but do not include charges for depletion, depreciation, amortization and abandonment; federal and state income taxes; interest; or general and administrative expenses.

In determining crude and condensate and natural gas sales, revenues are recognized on the sales method. Presentation of complete historical financial statements is not practicable because these properties were not accounted for as a separate entity during the periods presented. The oil and gas revenues and direct operating expenses for the periods presented may not be indicative of the results of future operations of the properties acquired.

NOTE B -   SUPPLEMENTARY OIL AND NATURAL GAS DATA (UNAUDITED)

OIL AND NATURAL GAS OPERATIONS

During the years ended December 31, 1997 and 1996, no exploration or incremental general and administrative costs were incurred. Development costs of approximately $772,000 were incurred in 1997. Development costs in 1996 were insignificant.

RESERVE QUANTITY INFORMATION

The following table presents the Company's estimate of the proved oil and natural gas reserves of the UPR Properties, all of which are located in the United States. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available. These estimates have been prepared by Questa Engineering Corporation, Golden, Colorado, independent petroleum engineers.

                         CERTAIN OIL AND GAS PROPERTIES
                                  ACQUIRED FROM
                       UNION PACIFIC RESOURCES COMPANY
                       BY UNITED STATES EXPLORATION, INC.

              NOTES TO STATEMENTS OF COMBINED OIL AND GAS REVENUES
                          AND DIRECT OPERATING EXPENSES
                                   (CONTINUED)


                                                                        OIL                  NATURAL GAS
                                                                      (BBLS)                    (MCF)
                                                                  ----------------         -----------------
                                                                               (in thousands)
Proved reserves:
   Balance at January 1, 1996                                               2,092                    42,800
   Reserve additions                                                        1,419                    18,546
   Production                                                                (116)                   (2,197)
                                                                  ----------------         -----------------
   Balance at December 31, 1996                                             3,395                    59,149
   Reserve additions                                                          682                     2,056
   Production                                                                 (91)                   (1,597)
                                                                  ================         =================
   Balance at December 31, 1997                                             3,986                    59,608
                                                                  ================         =================


Proved developed reserves:
   Balance at December 31, 1996                                             1,155                    29,604
                                                                  ================         =================
   Balance at December 31, 1997                                             1,038                    27,313
                                                                  ================         =================

The Company, through its independent engineers, has recently completed a revised estimate of proved oil and natural gas reserves as of December 31, 1997. This revised estimate was designed to incorporate certain recent changes in the well density and production commingling rules of the Colorado Oil and Gas Conservation Commission as though these rules had been in effect on December 31, 1997. The revised estimates of proved producing oil and natural gas reserves are 899 Mbbl of oil and 27,080 Mmcf. The revised estimates of total proved oil and natural gas reserves are 3,807 Mbbl of oil and 116,203 Mmcf of natural gas. On a Bcf equivalent basis, using a factor of 6 Mcf per 1 Bbl of oil, the proved oil and natural gas reserves approximate 140 Bcf.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the oil and gas reserves of the UPR Properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash flows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine net cash inflows. The UPR Properties are not a separate tax paying entity. Accordingly, the Standardized Measure for the UPR Properties is presented before deduction of income taxes. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

The Standardized Measure of discounted future net cash flows relating to proved oil and gas reserves of the UPR Properties at December 31, 1997 and 1996 follows:

                                                                       1997                      1996
                                                                  ----------------         -----------------
                                                                               (in thousands)
   Future cash inflows                                                  $ 182,412                  $ 229,524
   Future costs and expenses:
     Production expenses                                                  (48,527)                  (58,899)
     Development expenses                                                 (26,377)                  (25,002)
                                                                  ----------------         -----------------
   Future net cash flows                                                  107,508                   145,623
   10% annual discount                                                    (60,440)                  (87,191)
                                                                  ================         =================
   Standardized measure                                                 $  47,068                 $  58,432
                                                                  ================         =================

The weighted average prices of oil and natural gas at December 31, 1997 and 1996 used in the calculation of the Standardized Measure were $16.43 and $22.33 per barrel and $2.29 and $2.93 per Mcf, respectively.

                         CERTAIN OIL AND GAS PROPERTIES
                                  ACQUIRED FROM
                       UNION PACIFIC RESOURCES COMPANY
                       BY UNITED STATES EXPLORATION, INC.

              NOTES TO STATEMENTS OF COMBINED OIL AND GAS REVENUES
                          AND DIRECT OPERATING EXPENSES
                                   (CONTINUED)


Changes in the Standardized Measure of discounted future net cash flows relating to proved oil and gas reserves for the years ended December 31, 1997 and 1996 are as follows:


                                                                       1997                      1996
                                                                  ----------------         -----------------
                                                                               (in thousands)
   Balance beginning of year                                            $  58,432                 $  14,485
   Net change in prices and costs                                         (12,617)                   44,979
   Accretion of discount                                                    5,426                     1,223
   Sales of oil and gas produced, net of production expenses               (4,173)                   (2,255)
                                                                  ================         =================
   Balance end of year                                                  $  47,068                 $  58,432
                                                                  ================         =================

Estimates of economically recoverable oil and gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of gas and oil may differ materially from the amounts estimated.

(b) Pro Forma financial information. Set forth below.



                     INDEX TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS



                                                                                          Page
                                                                                          ----
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998........................ 8

Pro Forma Condensed Consolidated Statement of Operations for the Three
     Months Ended March 31, 1998........................................................... 9

Pro Forma Condensed Consolidated Statement of Operations for the
     Year Ended December 31, 1997......................................................... 10

Notes to Pro Forma Condensed Consolidated Statement of Operations......................... 11

Supplemental Pro Forma Consolidated Oil and Gas Reserve Information....................... 12

                         UNITED STATES EXPLORATION, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 1998



                                                             --Historical--
                                                             United States
                                                              Exploration,        Pro Forma
                                                                  Inc.           Adjustments              Pro Forma
                                                            ----------------- -------------------      -----------------
ASSETS

CASH AND CASH EQUIVALENTS                                     $   15,586,196        $(11,750,000)   A     $   3,836,196
OTHER CURRENT ASSETS                                                 494,199                   -                494,199
PROPERTY AND EQUIPMENT, AT COST, NET
   Oil and gas property and equipment                              3,308,420          40,750,000    A        44,058,420
   Natural gas gathering system and other                          1,772,569                   -              1,772,569
                                                            ----------------- -------------------      -----------------
                                                                   5,080,989          40,750,000             45,830,989

OTHER ASSETS                                                       1,313,742             290,000    C         1,603,742
                                                            ----------------- -------------------      -----------------

TOTAL ASSETS                                                  $   22,475,126        $ 29,290,000          $  51,765,126
                                                            ================= ===================      =================


LIABILITIES

CURRENT LIABILITIES                                           $      692,024      $      290,000    C     $     928,024

BANK DEBT                                                                  -          29,000,000    A        29,000,000

STOCKHOLDERS' EQUITY
Preferred Stock-$.01 par value
   Authorized -100,000,000 shares
   Issued and outstanding Series C Cumulative
   Convertible-3,820,000 shares at March 31, 1998
   (liquidation preference of $22,920,000)                        22,920,000                   -             22,920,000
Common Stock-$.0001 par value
   Authorized -500,000,000 shares
   Issued and outstanding-8,825,946 shares
   at March 31, 1998                                                     883                   -                    883
Capital in excess of par                                          12,614,979                   -             12,614,979
Accumulated Deficit                                              (13,752,760)                  -            (13,752,760)
                                                            ----------------- -------------------      -----------------

TOTAL STOCKHOLDERS' EQUITY                                        21,783,102                   -             21,783,102
                                                            ----------------- -------------------      -----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $   22,475,126        $ 29,290,000          $  51,765,126
                                                            ================= ===================      =================



See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

\


                         UNITED STATES EXPLORATION, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998



                                                              -Historical-      -Historical-
                                                              United States
                                                              Exploration,     Union Pacific       Pro Forma
                                                                  Inc.         Resources Co.      Adjustments          Pro Forma
                                                            ----------------- ----------------- ---------------     --------------
REVENUES
Sale of purchased gas                                          $     377,044     $           -     $         -        $   377,044
Sale of Company produced oil and gas                                 367,935         1,621,983         (49,151)  E      1,940,767
Contracting, drilling and oil field supplies                          14,501                 -               -             14,501
                                                            ----------------- ----------------- ---------------     --------------
                                                                     759,480         1,621,983         (49,151)         2,332,312


COSTS AND EXPENSES
Gas acquisition costs                                                194,916                 -               -            194,916
Gas transportation costs                                             154,812                 -               -            154,812
Production costs - oil and gas                                       333,585           586,135               -            919,720
Depreciation, depletion and amortization                             261,264                 -         451,704   D        712,968
General and administrative                                           291,883                 -               -            291,883
                                                            ----------------- ----------------- ---------------     --------------
                                                                   1,236,460           586,135         451,704          2,274,299

Income (loss) from operations                                       (476,980)        1,035,848        (500,855)            58,013

OTHER INCOME (EXPENSE)
Interest income                                                      204,044                 -        (154,000)   F        50,044
Interest expense                                                           -                 -        (552,813)   B
                                                                                                       (10,375)   C      (563,188)
Other                                                                 (2,575)                -               -             (2,575)
                                                            ----------------- ----------------- ---------------     --------------
                                                                     201,469                 -        (717,188)          (515,719)
                                                            ----------------- ----------------- ---------------     --------------
NET INCOME (LOSS)                                                   (275,511)        1,035,848      (1,218,043)          (457,706)
Preferred stock dividends applicable to period                      (460,037)                -               -           (460,037)
                                                            ----------------- ----------------- ---------------     --------------

Net income (loss) applicable to common stockholders            $    (735,548)     $  1,035,848     $(1,218,043)        $ (917,743)
                                                            ================= ================= ===============     ==============

Basic and Diluted Loss per common share                        $       (0.08)                                          $    (0.10)
                                                            =================                                       ==============

Weighted average common shares outstanding                         8,797,775                                            8,797,775
                                                            =================                                       ==============


See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

                         UNITED STATES EXPLORATION, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997




                                                           --Historical--     -Historical-
                                                           United States
                                                            Exploration,     Union Pacific       Pro Forma
                                                                Inc.          Resources Co.     Adjustments            Pro Forma
                                                          ----------------- ----------------- ---------------      ----------------
REVENUES
Sale of purchased gas                                       $    1,153,372     $           -     $         -          $  1,153,372
Sale of Company produced oil and gas                             2,805,478         6,637,979        (201,151)  E         9,242,306
Contracting, drilling and oil field supplies                       185,670                 -               -               185,670
                                                          ----------------- ----------------- ---------------      ----------------
                                                                 4,144,520         6,637,979        (201,151)           10,581,348

COSTS AND EXPENSES
Gas acquisition costs                                              768,027                 -               -               768,027
Gas transportation costs                                           429,536                 -               -               429,536
Production costs - oil and gas                                   1,623,222         2,464,983               -             4,365,016
Depreciation, depletion and amortization                         2,228,098                 -       1,679,213  D          3,907,311
Provision for impairment of assets                               6,641,798                 -               -             6,641,798
General and administrative                                         986,832                 -               -               986,832
                                                          ----------------- ----------------- ---------------      ----------------
                                                                12,954,324         2,464,983       1,679,213            17,098,520
Income (loss) from operations                                   (8,809,804)        4,172,996      (1,880,364)           (6,517,172)

OTHER INCOME (EXPENSE)
Interest income                                                    901,333                 -        (662,000) F            239,333
Interest expense                                                    (2,492)                -      (2,211,250) B
                                                                                                     (41,500) C         (2,255,242)
Other                                                              117,003                 -               -               117,003
                                                          ----------------- ----------------- ---------------      ----------------
                                                                 1,015,844                 -      (2,914,750)           (1,898,906)
                                                          ----------------- ----------------- ---------------      ----------------
NET INCOME (LOSS)                                               (7,793,960)        4,172,996      (4,795,114)           (8,416,078)

Preferred stock dividends applicable to period                  (1,901,226)                -               -            (1,901,226)
                                                          ----------------- ----------------- ---------------      ----------------

Net income (loss) applicable to common stockholders         $   (9,695,186)    $   4,172,996     $(4,795,114)         $(10,317,304)
                                                          ================= ================= ===============      ================

Basic and Diluted Loss per common share                     $        (1.17)                                           $      (1.24)
                                                          =================                                        ================

Weighted average common shares outstanding                       8,309,691                                               8,309,691
                                                          =================                                        ================


See the accompanying notes to the unaudited pro forma condensed financial statements

                         UNITED STATES EXPLORATION, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS



1.    GENERAL

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the historical financial position and results of operations of United States Exploration, Inc. (the "Company") adjusted to give effect to the acquisition of certain properties of Union Pacific Resources Company ("UPR" or "UPR Properties"), a subsidiary of Union Pacific Resources Group, Inc., including the incurrence of acquisition indebtedness of approximately $29 million (collectively, the "Borrowings") and the application of the net proceeds therefrom. The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the historical financial statements of the Company and the Statements of Combined Oil and Gas Revenues and Direct Operating Expenses of UPR.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998 assumes the acquisition of UPR Properties and the Borrowings had been completed on that date. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1998 and the year ended December 31, 1997 have been prepared assuming the acquisitions of the Union Pacific properties and the Borrowings had been completed at the beginning of the periods presented.

The pro forma adjustments are based upon available information and assumptions that management of the Company believes are reasonable. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to represent the financial position or results of operations which would have occurred had such transactions been consummated on the dates indicated or the Company's financial position or results of operations for any future date or period. These Unaudited Pro Forma Condensed Consolidated Financial Statements and notes thereto should be read in conjunction with the Company's historical financial statements, and the notes thereto, and the Statements of Combined Oil and Gas Revenues and Direct Operating Expenses.


2.   PRO FORMA ADJUSTMENTS

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the following pro forma adjustments related to the acquisition of the UPR Properties.

     (A) Record cost of the oil and gas properties and additional bank debt incurred by United States Exploration, Inc. in connection with the UPR Properties acquisition as follows:

                                                          Total Pro Forma
                                                            Adjustments
                                                            -----------
                                                          (In Thousands)
     Acquisition Costs
        Purchase price                                        $ 40,550
        Transaction costs                                          200
                                                             ---------
            Total pro forma adjustment                        $ 40,750
                                                             =========

     Allocation of Acquisition Costs
        Oil and gas properties -- undeveloped properties     $       -
        Oil and gas properties -- developed properties          40,750
                                                             ---------
            Total pro forma adjustment                       $  40,750
                                                             =========

     Acquisition Funding
        Long-term bank debt                                  $  29,000
        Cash                                                    11,750
                                                             ---------
            Total pro forma adjustment                       $  40,750
                                                             =========

     The purchase price reflected above is subject to reduction upon completion of a final post-closing accounting for production revenues and costs in the period between the effective date (January 1, 1998) and the closing date (May 15, 1998) of the acquisition. 778

                         UNITED STATES EXPLORATION, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS



2.   PRO FORMA ADJUSTMENTS (CONTINUED)


     (B) Record interest expense related to debt necessary to finance acquisition, using the current rate of United States Exploration Inc. debt to help fund the transaction of 7.625%. Interest was calculated on the acquisition portion of the debt of $29 million.

     (C) Record acquisition debt issuance costs of $290,000 and the related amortization calculated on a straight line basis over seven years.

     (D) Record depreciation, depletion and amortization ("DD&A") expense on the assets acquired. Pro Forma DD&A expense on proved oil and gas properties is computed using the units-of-production amortization method based on estimates of pro forma proved reserves and the net unamortized costs of the proved properties acquired in the UPR Properties acquisition.

     (E) Record decrease in revenue for certain overriding royalty interests, aggregating 2.5% of revenues from the UPR properties, granted to certain outside consultants, one of which is currently an officer of United States Exploration, Inc., for services performed in connection with the acquisition of the UPR properties.

     (F) Record decrease in interest income for cash used to fund acquisition, calculated using the effective interest rate.


SUPPLEMENTAL PRO FORMA CONSOLIDATED OIL AND GAS RESERVE INFORMATION (UNAUDITED)

Supplemental oil and gas reserve information related to the Pro Forma Financial Statements is reported in compliance with FASB Statement No. 69, "Disclosures about Oil and Gas Producing Activities." Net proved oil and gas reserves and the discounted future net cash flows related to those reserves were estimated by United States Exploration's petroleum engineers as of December 31, 1997. Information presented in that report was the basis for the net proved oil and gas reserve and standardized measure disclosures presented below. Since reserve evaluations for the period ending March 31, 1998 had not been prepared, supplemental pro forma oil and gas reserves are not presented for this period.

The estimates of the Company's proved oil and gas reserves are based upon evaluations prepared by Questa Engineering Corporation, Golden, Colorado, independent petroleum engineers. All reserves are located within the United States. Reserves are estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual arrangements. Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Reserves are stated in barrels of oil and millions of cubic feet of natural gas.

                         UNITED STATES EXPLORATION, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS



SUPPLEMENTAL PRO FORMA CONSOLIDATED OIL AND GAS RESERVE INFORMATION (UNAUDITED) (CONTINUED)

                                                  Oil            Gas
                                                  bbls           mmcf
                                                --------       --------
                                                    (In Thousands)
Total proved reserves:
December 31, 1996                                  5,192         68,649
Production                                          (879)        (2,189)
Revisions of previous estimates                     (244)        (8,040)
Purchases of minerals in place                       169          3,706
                                                 --------       --------

December 31, 1997                                  4,238         62,126
                                                 ========       ========

Proved developed:

December 31, 1996                                  1,824         33,928
                                                 ========       ========
December 31, 1997                                  1,245         28,878
                                                 ========       ========


Geological and engineering estimates of proved oil and gas reserves at one point in time are highly interpretive, inherently imprecise and subject to ongoing revisions that may be substantial in amount. Although every reasonable effort is made to ensure that the reserve estimates reported represent the most accurate assessments possible, these estimates are by their nature generally less precise than other estimates presented in connection with financial statement disclosures.


Standardized measure of discounted future net cash flows - The following
--------------------------------------------------------
schedules present the standardized measure of estimated discounted future net cash flows from the Company's proved reserves and an analysis of the changes in these amounts for the twelve months ended December 31, 1997. Estimated future cash flows are determined by using year-end prices for December 31, 1997, adjusted only for fixed and determinable increases in natural gas prices provided by contractual agreements. Estimated future production and development costs are based on economic conditions at December 31, 1997. The standardized measure of future net cash flows was prepared using the prevailing economic conditions existing at December 31, 1997 and such conditions continually change. Accordingly, such information should not serve as a basis in making any judgment on the potential value of recoverable reserves or in estimating future results of operations.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS



SUPPLEMENTAL PRO FORMA CONSOLIDATED OIL AND GAS RESERVE INFORMATION (UNAUDITED) (CONTINUED)


               STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH
                  FLOWS RELATING TO PROVED RESERVES (UNAUDITED)

                                                    1997
                                                ------------
                                                  (in 000's)
 Future cash inflows                            $   192,502
 Future production and development costs            (80,458)
                                                ------------

 Future net cash flows before income taxes          112,044
 Future income taxes                                (19,457)
                                                ------------

 Future net cash flows                               92,587

 10% annual discount for estimated timing of
   cash flows                                       (50,630)
                                                ------------

 Standardized measure of discounted future
   net cash flows                               $    41,957
                                                ============



(c)   Exhibits

None.

                                    SIGNATURE



         Pursuant to the requirement of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                         UNITED STATES EXPLORATION, INC.


Date: July 29, 1998                      By:  /s/ F. Michael Murphy
                                              ---------------------------------
                                              F. Michael Murphy, Vice President






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